Exhibit 3.27

ARTICLES OF INCORPORATION

OF

ADVANCED TREATMENT SYSTEMS OF YORK, INC.

The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation authorized by law to issue shares, pursuant to the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia.

FIRST:	The corporate name for the corporation (hereinafter called the “Corporation”) is Advanced Treatment Systems of York, Inc.

SECOND:	The number of shares which the corporation is authorized to issued is 5,000, all of which are of a par value of $0.01 dollars each and are of the same class and are to be Common shares.

THIRD:

The post office address with street number, if any, of the initial registered office of the corporation in the Commonwealth of Virginia is 1175 Herndon Parkway, Suite 250, Herndon, Virginia 20170. The county or city in the Commonwealth of Virginia in which the said registered office of the Corporation is located is County of Fairfax.

The name of the initial registered agent of the corporation at the said registered office is Steven M. Levine. The said initial registered agent meets the requirements of Section 13.1-619 of the Virginia Stock Corporation Act, inasmuch as he is a resident of the Commonwealth of Virginia and an officer of the Corporation. The business office of the said registered agent of the Corporation is identical with the said registered office of the Corporation.

FOURTH:	No preemptive rights are granted.

FIFTH:	The purpose for which the corporation is organized, which shall include the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Virginia Stock Corporation Act.

ADVANCED TREATMENT SYSTEMS OF YORK, INC.

ARTICLES OF INCORPORATION

SIXTH:	The name and the address of the individuals who are to serve as the initial directors of the Corporation are:

	Jerome E. Rhodes	1175 Herndon Parkway, Suite 250 Herndon, Virginia 20170

	Steven M. Levine	1175 Herndon Parkway, Suite 250 Herndon, Virginia 20170

SEVENTH:	The duration of the corporation shall be perpetual.

EXECUTED, effective this 23th day of October, 1998.

/s/ Aliza Ann Danoff

Aliza Ann Danoff, Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

October 30, 1998

The State Corporation Commission has found the accompanying articles submitted on behalf of ADVANCED TREATMENT SYSTEMS OF YORK, INC. to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this CERTIFICATE OF INCORPORATION be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective October 30, 1998.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

CORPACPT

CIS20436

98-10-30-0086

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF AMENDMENT CHANGING THE NAME OF A CORPORATION By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

FIRST:	The name of the corporation is Advanced Treatment Systems of York, Inc. (the “Corporation”).

SECOND:	The name of the corporation is changed to ATS of Delaware, Inc.

THIRD:	The foregoing amendment was adopted by unanimous consent of the shareholders on July 22, 2002.

The undersigned declares that the facts herein stated are true as of July 22, 2002.

ADVANCED TREATMENT SYSTEMS OF YORK, INC.

By:	/s/ Jerome Rhodes

Jerome Rhodes, President,

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

August 5, 2002

The State Corporation Commission has found the accompanying articles submitted on behalf of ATS of Delaware, Inc. (formerly ADVANCED TREATMENT SYSTEMS OF YORK, INC.) to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective August 5, 2002, at 07:16 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

02-08-05-0220

AMFNACPT